As filed with the Securities and Exchange Commission on March 29, 2006
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LORAL SPACE & COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      87-0748324
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                 Identification Number)

                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
 (Address, including zip code, and telephone number, including area code, of principal executive offices)

                    ---------------------------------------
                        Loral Space & Communications Inc.
                            2005 Stock Incentive Plan
                            (Full title of the plan)
                    ---------------------------------------

                                 Avi Katz, Esq.
                       Vice President and General Counsel
                       Loral Space & Communications Inc.
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                    ---------------------------------------
                                    Copies to
                              Bruce R. Kraus, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000
                    ---------------------------------------

                                        CALCULATION OF REGISTRATION FEE

========================= ======================= ======================== ====================== =====================

                                                     Proposed maximum        Proposed maximum
  Title of securities          Amount to be           offering price        aggregate offering         Amount of
    to be registered          registered (1)           per share                  price             registration fee
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Common Stock, $0.01 par
value per share                 1,390,452                 $28.441               $39,545,845            $4,231.41
========================= ======================= ======================== ====================== =====================

(1) This Registration Statement covers 1,390,452 shares of common stock, $0.01 par value per share (the "Common Stock"), of Loral Space & Communications Inc. (the "Company") authorized to be offered and sold pursuant to the Company's 2005 Stock Incentive Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Loral Space & Communications Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the "2005 10-K"), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Current Reports on Form 8-K, filed on February 2, 2006, February 24, 2006 and March 16, 2006, respectively, pursuant to the Exchange Act; and

     (c) The description of the common stock of the Company, $0.01 par value per share, contained in the 2005 10-K, pursuant to the Exchange Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission (provided, however, that the information referred to in item 402(a)(8) of Regulation S-K of the Commission shall not be deemed to be specifically incorporated by reference herein). Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   DESCRIPTION OF SECURITIES

          Inapplicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Inapplicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Indemnification Agreements

     As of November 21, 2005, the Company entered into Officers' and Directors' Indemnification Agreements (each, an "Indemnification Agreement") with certain officers of the Company who entered into employment agreements with the Company. In addition, the Company entered into Indemnification Agreements with each director of the Company as of the date such person became a director (each officer and director with an Indemnification Agreement, an "Indemnitee"). The Indemnification Agreements require the Company to indemnify the Indemnitees if the Indemnitees are a party to or threatened to be made a party to or are otherwise involved in any Proceeding (as that term is used in the Indemnification Agreement), except with regard to any Proceeding by or in the right of the Company to procure a judgment in its favor, against all Expenses and Losses (as those terms are used in the Indemnification Agreement), including judgments, fines, penalties and amounts paid in settlement, subject to certain conditions, actually and reasonably incurred in connection with such Proceeding, if the Indemnitees acted in good faith for a purpose which they reasonably believed to be in or not opposed to the best interests of the Company. With regard to Proceedings by or in the right of the Company, the Indemnification Agreements provide similar terms of indemnification; however no indemnification will be made with respect to any claim, issue or matter as to which an Indemnitee shall have been adjudged to be liable to the Company, unless a court determines that the Indemnitee is entitled to indemnification for such portion of the Expenses as the court deems proper, all as detailed further in the Indemnification Agreements. The Indemnification Agreements also require the Company to indemnify the Indemnitees where the Indemnitees are successful, on the merits or otherwise, in the defense of any claim, issue or matter therein, as well as in other circumstances delineated in the Indemnification Agreements. The indemnifications provided for by the Indemnification Agreements are subject to certain exclusions detailed therein. Space Systems/Loral, Inc. ("SS/L") and Loral Skynet Corporation both guarantee the due and punctual payment of all of the Company's obligations under the Indemnification Agreements.

     As of November 21, 2005, SS/L entered into an Officers' and Directors' Indemnification Agreement with Mr. C. Patrick DeWitt, its President. The Indemnification Agreement for Mr. DeWitt is substantially identical to the Indemnification Agreements entered into with the officers and directors of the Company.

     D&O Insurance

     The Company has purchased insurance from various insurance companies insuring the Company against obligations it might incur as a result of its indemnification of officers and directors for certain liabilities they might incur, and insuring such officers and directors for additional liabilities against which they might not be indemnified by us. The cost to the Company for the annual insurance premiums covering the period ending November 2006 was approximately $1,548,000.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Inapplicable.

Item 8.   EXHIBITS

Exhibit No.
-----------

    5 Opinion of Willkie Farr & Gallagher LLP as to the validity of the shares to be issued.

    23.1    Consent of Deloitte & Touche LLP.

    23.2    Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

    24      Powers of Attorney (reference is made to the signature page herein).

Item 9.   UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic or other reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of March, 2006.

                                            LORAL SPACE & COMMUNICATIONS INC.



                                            By: /s/ Avi Katz
                                               ---------------------------------
                                                Avi Katz
                                                Vice President, General
                                                Counsel and Secretary

     Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Michael B. Targoff, Eric J. Zahler, Richard
J. Townsend, Avi Katz, and Janet T. Yeung, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                                          Title                                            Date
      ---------                                          -----                                            ----

/s/ Michael B. Targoff                      Chief Executive Officer and Vice Chairman of the           March 28, 2006
----------------------                      Board (Principal Executive Officer)
Michael B. Targoff
                                                                                                       March 28, 2006
/s/ Mark H. Rachesky, M.D.                  Chairman of the Board
-------------------------
Mark H. Rachesky, M.D.
                                                                                                       March 28, 2006
/s/ Sai S.  Devabhaktuni                    Director
-----------------------
Sai S. Devabhaktuni
                                                                                                       March 28, 2006
/s/ Hal Goldstein                           Director
-----------------------
Hal Goldstein
                                                                                                       March 28, 2006
/s/ John D. Harkey, Jr.                     Director
-----------------------
John D. Harkey, Jr.
                                                                                                       March 28, 2006
/s/ Dean Olmstead                           Director
-----------------------
Dean Olmstead
                                                                                                       March 28, 2006
/s/ Arthur L. Simon                         Director
-----------------------
Arthur L. Simon
                                                                                                       March 28, 2006
/s/ Richard J. Townsend                     Senior Vice President and Chief Financial Officer
-----------------------                     (Principal Financial Officer)
Richard J. Townsend
                                                                                                       March 28, 2006
/s/ Harvey B. Rein                          Vice President and Controller (Principal
------------------                          Accounting Officer)
Harvey B. Rein


                                INDEX TO EXHIBITS


Exhibit No.
--------------------------------------------------------------------------------

   5 Opinion of Willkie Farr & Gallagher LLP as to the validity of the shares to be issued.

   23.1     Consent of Deloitte & Touche LLP.

   23.2     Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

   24       Powers of Attorney (included on signature page).